UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2012
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Crexendo, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-32277	87-0591719
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1615 South 52nd Street, Tempe, AZ  85281
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (602) 714-8500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Crexendo, Inc. (the “Company”) held on May 14, 2012, the Company's stockholders (i) elected each of the persons listed below as a director of the Company, to serve for a term of two years and (ii) ratified the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

The Company had outstanding, as of March 26, 2012, 10,574,534 shares of common stock, each of which was entitled to one vote per share at the Annual Meeting.

At the Annual Meeting the Company's stockholders voted as follows:

Proposal 1: Election of Directors:

Directors	For	Withheld
Steven G. Mihaylo	6,020,253	432,752
Todd Goergen	6,246,659	230,367
David Williams	6,246,659	230,367

The terms of office of the following directors continued after the May 14, 2012 Annual Meeting: Anil Puri, Craig Rauchle and Robert Kamm.

Proposal 2 - Ratification of the appointment of Deloitte & Touche  as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

For	Against	Broker Non-Votes
6,447,494	4,471	25,061

No other matters were voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Crexendo, Inc.

	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer
Date: September 26, 2012